Exhibit 99.1
VERITEX HOLDINGS, INC. REPORTS SECOND QUARTER 2025 OPERATING RESULTS AND DECLARES QUARTERLY DIVIDEND

Dallas, TX — July 18, 2025 —Veritex Holdings, Inc. (“Veritex”, the “Company”, “we” or “our”) (Nasdaq: VBTX), the holding company for Veritex Community Bank, today announced the results for the quarter ended June 30, 2025.
The Company also announced that the Board of Directors declared a quarterly cash dividend of $0.22 per share of common stock. The dividend will be payable on August 21, 2025 to shareholders of record as of the close of business on August 7, 2025.

	Quarter to Date
Financial Highlights	Q2 2025	Q1 2025	Q2 2024
	(Dollars in thousands, except per share data) (unaudited)
GAAP
Net income	$30,906	$29,070	$27,202
Diluted EPS	0.56	0.53	0.50
Book value per common share	30.39	30.08	28.49
Return on average assets[1]	1.00%	0.94%	0.87%
Return on average equity[1]	7.56	7.27	7.10
Net interest margin	3.33	3.31	3.29
Efficiency ratio	61.15	60.91	59.11
Non-GAAP[2]
Operating earnings	$30,906	$29,707	$28,310
Diluted operating EPS	0.56	0.54	0.52
Tangible book value per common share	22.68	22.33	20.62
Pre-tax, pre-provision operating earnings	42,672	43,413	44,420
Pre-tax, pre-provision operating return on average assets[1]	1.38%	1.41%	1.42%
Pre-tax, pre-provision operating return on average loans[1]	1.82	1.89	1.83
Operating return on average assets[1]	1.00	0.96	0.91
Return on average tangible common equity[1]	10.79	10.49	10.54
Operating return on average tangible common equity[1]	10.79	10.70	10.94
Operating efficiency ratio	61.15	60.62	58.41
1 Annualized ratio.
2 Refer to the section titled “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of these non-generally accepted accounting principles (“GAAP”) financial measures to their most directly comparable GAAP measures.

Other Second Quarter Credit, Capital and Company Highlights

•Credit quality remained strong with a nonperforming assets (“NPAs”) to total assets ratio of 0.60% and annualized net charge-offs of 0.05% for the quarter and 0.11% year-to-date;
•Allowance for Credit Losses (“ACL”) to total loans held-for-investment ratio (excluding mortgage warehouse (“MW”)) remained relatively unchanged at 1.28%;
•Capital remains strong with common equity Tier 1 capital ratio of 11.05% as of June 30, 2025;
•Book value per share increased $0.31 to $30.39 and tangible book value per share increased $0.35 to $22.68;
•We repurchased 286,291 and 663,637 shares of Company stock for $7.1 million and $16.6 million during the second quarter and year-to-date, respectively; and
•On July 14, 2025, we announced entry into a definitive agreement to merge with Huntington Bancshares Incorporated ("Huntington"), which is expected to close in the fourth quarter of 2025, subject to regulatory approvals and customary closing conditions.

Results of Operations for the Three Months Ended June 30, 2025
Net Interest Income
For the three months ended June 30, 2025, net interest income before provision for credit losses was $96.3 million and net interest margin (“NIM”) was 3.33% compared to $95.4 million and 3.31%, respectively, for the three months ended March 31, 2025. The $894 thousand increase, or 0.9%, in net interest income before provision for credit losses was primarily due to a $2.8 million increase in interest income on loans, a $1.7 million decrease in interest expense on certificates and other time deposits and a $768 thousand decrease in subordinated debentures and subordinated notes, partially offset by a $2.9 million increase in interest expense on transaction and savings deposits and a $1.2 million decrease in interest income on deposits in financial institutions and fed funds sold for the three months ended June 30, 2025, compared to the three months ended March 31, 2025. The NIM increased two basis points (bps) compared to the three months ended March 31, 2025, primarily due to the decreased funding costs on certificates and other time deposits and subordinated debt due to the redemption of $75.0 million in subordinated debt during the three months ended March 31, 2025 as well as a mix shift from lower yielding to higher yielding assets for the three months ended June 30, 2025. The increase was largely offset by higher deposits funding costs primarily driven by the expiration of favorable hedges on money market deposit accounts at the end of the first quarter 2025.
Compared to the three months ended June 30, 2024, net interest income before provision for credit losses for the three months ended June 30, 2025 was relatively unchanged. Net interest income benefited from decreases in interest expense of $16.3 million on certificates and other time deposits, $1.4 million on advances from the Federal Home Loan Bank (“FHLB”) and $1.1 million on subordinated debentures and subordinated notes, as well as an increase of $1.5 million in interest income on debt securities. These changes were substantially offset by a decrease of $17.6 million in interest income on loans and a $2.5 million increase in interest expense on interest-bearing demand and savings deposits. The NIM increased four bps from 3.29% for the three months ended June 30, 2024 to 3.33% for the three months ended June 30, 2025. The increase was primarily due to decreased funding costs on deposits, advances and subordinated debt resulting from interest rate cuts for the year over year period, partially offset by the related declines in rates earned on interest-earnings assets, primarily loans.

Noninterest Income
Noninterest income for the three months ended June 30, 2025 was $13.5 million, a decrease of $790 thousand, or 5.5%, compared to the three months ended March 31, 2025. The change was primarily due to a $1.6 million decrease in government guaranteed loan income, partially offset by an $850 thousand increase in customer swap income during the period.
Compared to the three months ended June 30, 2024, noninterest income for the three months ended June 30, 2025 increased by $2.9 million, or 27.6%. The increase was primarily due to a $1.2 million increase in customer swap income, a $728 thousand increase in service charges and fees on deposit accounts, a $528 thousand increase in loan fees and a $368 thousand increase in government guaranteed loan income for the year over year period.
Noninterest Expense
Noninterest expense was $67.2 million for the three months ended June 30, 2025, compared to $66.8 million for the three months ended March 31, 2025, an increase of $328 thousand, or 0.5%. The increase was primarily due to a $920 thousand increase in other noninterest expense, a $627 thousand increase in professional and regulatory fees and a $580 thousand increase in marketing expenses compared to the three months ended March 31, 2025. The increase was largely offset by a $1.7 million decrease in salaries and employee benefits primarily due to $733 thousand in lower payroll taxes, which are historically higher in the first quarter, as well as decreases of $678 thousand in bonus expense, $370 thousand in employee insurance expense and $340 thousand in stock grant expenses, offset partially by a $1.0 million increase in salaries expense. In addition, deferred loan origination costs, which reduce salaries expense, were $399 thousand higher for the three months ended June 30, 2025.
Compared to the three months ended June 30, 2024, noninterest expense for the three months ended June 30, 2025 increased by $4.0 million, or 6.4%. The increase was primarily due to a $2.2 million increase in salaries and employee benefits driven by a $4.7 million increase in salaries expense and incentives accruals and a $521 thousand increase in payroll taxes, offset by decreases of $1.1 million in stock grant expense and $661 thousand in severance expense, as well as $1.6 million higher deferred loan origination costs, which reduces salaries and employee benefit expense. Additionally, there was a $1.1 million increase in other noninterest expense, driven primarily by higher OREO expenses, and a $636 thousand increase in marketing expenses during the three months ended June 30, 2025, compared to the same period in the prior year.

Income Tax
Income tax expense for the three months ended June 30, 2025 totaled $8.5 million, which is consistent with the amount recorded for the three months ended March 31, 2025. The Company’s effective tax rate was approximately 21.6% for the three months ended June 30, 2025 compared to 22.7% for the three months ended March 31, 2025.
Compared to the three months ended June 30, 2024, income tax expense increased by $295 thousand, or 3.6%, compared to the three months ended June 30, 2025. The Company’s effective tax rate was approximately 23.2% for the three months ended June 30, 2024.
Financial Condition
Total loans held for investment (“LHI”), excluding MW was $8.78 billion at June 30, 2025, a decrease of $44.7 million compared to March 31, 2025.
Total deposits were $10.42 billion at June 30, 2025, a decrease of $247.2 million compared to March 31, 2025. The decrease was primarily the result of decreases of $185.4 million in noninterest bearing deposits and $171.4 million in interest-bearing transaction and savings deposits, partially offset by an increase of $113.5 million in certificates and other time deposits.

Credit Quality
NPAs totaled $75.2 million, or 0.60% of total assets, of which $66.0 million represented LHI and $9.2 million represented OREO at June 30, 2025, compared to $96.9 million, or 0.77% of total assets, at March 31, 2025. The Company had net charge-offs of $1.3 million for the three months ended June 30, 2025. Annualized net charge-offs to average loans outstanding were five bps for the three months ended June 30, 2025, compared to 17 bps and 28 bps for the three months ended March 31, 2025 and June 30, 2024, respectively.
ACL as a percentage of LHI was 1.19% at both June 30, 2025 and March 31, 2025 and 1.16% at June 30, 2024. ACL as a percentage of LHI (excluding MW) was 1.28% at June 30, 2025, 1.27% at March 31, 2025 and 1.23% at June 30, 2024. The Company recorded a provision for credit losses on loans of $1.8 million, $4.0 million and $8.3 million for the three months ended June 30, 2025, March 31, 2025 and June 30, 2024, respectively. The provision for credit losses for the three months ended June 30, 2025 was primarily attributable to changes in economic factors for the period. The balance for unfunded commitments increased to $8.9 million as of June 30, 2025, compared to $7.4 million at March 31, 2025, and we recorded a $1.5 million provision for unfunded commitments for the three months ended June 30, 2025, compared to a $1.3 million provision for unfunded commitments for the three months ended March 31, 2025 and no provision recorded for unfunded commitments for the three months ended June 30, 2024. The increase in the allowance for unfunded commitments was attributable to increases in unfunded balances and changes in economic factors for the period.

Dividend Information
On July 18, 2025, Veritex’s Board of Directors declared a quarterly cash dividend of $0.22 per share on its outstanding shares of common stock. The dividend will be paid on or after August 21, 2025 to stockholders of record as of the close of business on August 7, 2025.

Non-GAAP Financial Measures
Veritex’s management uses certain non-GAAP (U.S. generally accepted accounting principles) financial measures to evaluate its operating performance and provide information that is important to investors. However, non-GAAP financial measures are supplemental and should be viewed in addition to, and not as an alternative for, Veritex’s reported results prepared in accordance with GAAP. Specifically, Veritex reviews and reports tangible book value per common share of the Company; operating earnings; tangible common equity to tangible assets; return on average tangible common equity; pre-tax, pre-provision operating earnings; pre-tax, pre-provision operating return on average assets; pre-tax, pre-provision operating return on average loans; diluted operating earnings per share; operating return on average assets; operating return on average tangible common equity; and operating efficiency ratio. Veritex has included in this earnings release information related to these non-GAAP financial measures for the applicable periods presented. Please refer to “Reconciliation of Non-GAAP Financial Measures” after the financial highlights at the end of this earnings release for a reconciliation of these non-GAAP financial measures.

About Veritex Holdings, Inc.
Headquartered in Dallas, Texas, Veritex is a bank holding company that conducts banking activities through its wholly owned subsidiary, Veritex Community Bank, with locations throughout the Dallas-Fort Worth metroplex and in the Houston metropolitan area. Veritex Community Bank is a Texas state chartered bank regulated by the Texas Department of Banking and the Board of Governors of the Federal Reserve System. For more information, visit www.veritexbank.com.

Media and Investor Relations:
investorrelations@veritexbank.com
CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This communication may contain certain forward-looking statements, including, but not limited to, certain plans, expectations, goals, projections, and statements about the benefits of the proposed transaction, the plans, objectives, expectations and intentions of Veritex and Huntington, the expected timing of completion of the transaction, and other statements that are not historical facts and are subject to numerous assumptions, risks, and uncertainties that are beyond the control of Veritex and Huntington. Such statements are subject to numerous assumptions, risks, estimates, uncertainties and other important factors that change over time and could cause actual results to differ materially from any results, performance, or events expressed or implied by such forward-looking statements, including as a result of the factors referenced below. Statements that do not describe historical or current facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements may be identified by words such as expect, anticipate, continue, believe, intend, estimate, plan, trend, objective, target, goal, or similar expressions, or future or conditional verbs such as will, may, might, should, would, could, or similar variations. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995.

Veritex and Huntington caution that the forward-looking statements in this communication are not guarantees of future performance and involve a number of known and unknown risks, uncertainties and assumptions that are difficult to assess and are subject to change based on factors which are, in many instances, beyond Veritex’s and Huntington’s control. While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements or historical performance: changes in general economic, political, or industry conditions; deterioration in business and economic conditions, including persistent inflation, supply chain issues or labor shortages, instability in global economic conditions and geopolitical matters, as well as volatility in financial markets; changes in U.S. trade policies, including the imposition of tariffs and retaliatory tariffs; the impact of pandemics and other catastrophic events or disasters on the global economy and financial market conditions and our business, results of operations, and financial condition; the impacts related to or resulting from bank failures and other volatility, including potential increased regulatory requirements and costs, such as FDIC special assessments, long-term debt requirements and heightened capital requirements, and potential impacts to macroeconomic conditions, which could affect the ability of depository institutions, including us, to attract and retain depositors and to borrow or raise capital; unexpected outflows of uninsured deposits which may require us to sell investment securities at a loss; changing interest rates which could negatively impact the value of our portfolio of investment securities; the loss of value of our investment portfolio which could negatively impact market perceptions of us and could lead to deposit withdrawals; the effects of social media on market perceptions of us and banks generally; cybersecurity risks; uncertainty in U.S. fiscal and monetary policy, including the interest rate policies of the Federal Reserve; volatility and disruptions in global capital, foreign exchange and credit markets; movements in interest rates; competitive pressures on product pricing and services; success, impact, and timing of our business strategies, including market acceptance of any new products or services including those implementing our “Fair Play” banking philosophy; changes in policies and standards for regulatory review of bank mergers; the nature, extent, timing, and results of governmental actions, examinations, reviews, reforms, regulations, and interpretations, including those related to the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Basel III regulatory capital reforms, as well as those involving the SEC, OCC, Federal Reserve, FDIC, CFPB and state-level regulators; the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the merger agreement between Veritex and Huntington; the outcome of any legal proceedings that may be instituted against Veritex and Huntington; delays in completing the transaction; the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction); the failure to obtain Veritex shareholder approval or to satisfy any of the other conditions to the transaction on a timely basis or at all; the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Veritex and Huntington do business; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business, customer or employee relationships, including those resulting from the announcement or completion of the transaction; the ability to complete the transaction and integration of Veritex and Huntington successfully; the dilution caused by Huntington’s issuance of additional shares of its capital stock in connection with the transaction; and other factors that may affect the future results of Veritex and Huntington. Additional factors that could cause results to differ materially from those described above can be found in Veritex’s Annual Report on Form 10-K for the year ended December 31, 2024 and in its subsequent Quarterly Reports on Form 10-Q, including for the quarter ended March 31, 2025, each of which is on file with the SEC and available on Veritex’s investor relations website, ir.veritexbank.com, under the heading “Financials” and in other documents Veritex files with the SEC, and in Huntington’s Annual Report on Form 10-K for the year ended December 31, 2024 and in its subsequent Quarterly Reports on Form 10-Q, including for the quarter ended March 31, 2025, each of which is on file with the Securities and Exchange Commission (the “SEC”) and available in the “Investor Relations” section of Huntington’s website, http://www.huntington.com, under the heading “Investor Relations” and in other documents Huntington files with the SEC.

All forward-looking statements are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made and are based on information available at that time. Neither Veritex nor Huntington assume any obligation to update forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in circumstances or other factors affecting forward-looking statements that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. If Veritex or Huntington update one or more forward-looking statements, no inference should be drawn that Veritex or Huntington will make additional updates with respect to those or other forward-looking statements. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	For the Quarter Ended					For the Six Months Ended
	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Jun 30, 2025	Jun 30, 2024
	(Dollars and shares in thousands, except per share data)
Per Share Data (Common Stock):
Basic EPS	$0.57	$0.53	$0.46	$0.57	$0.50	$1.10	$0.94
Diluted EPS	0.56	0.53	0.45	0.56	0.50	1.09	0.94
Book value per common share	30.39	30.08	29.37	29.53	28.49	30.39	28.49
Tangible book value per common share[1]	22.68	22.33	21.61	21.72	20.62	22.68	20.62
Dividends paid per common share outstanding[2]	0.22	0.22	0.20	0.20	0.20	0.44	0.40

Common Stock Data:
Shares outstanding at period end	54,265	54,297	54,517	54,446	54,350	54,265	54,350
Weighted average basic shares outstanding for the period	54,251	54,486	54,489	54,409	54,457	54,368	54,451
Weighted average diluted shares outstanding for the period	54,766	55,123	55,237	54,932	54,823	54,944	54,832

Summary of Credit Ratios:
ACL to total LHI	1.19%	1.19%	1.18%	1.21%	1.16%	1.19%	1.16%
NPAs to total assets	0.60	0.77	0.62	0.52	0.65	0.60	0.65
NPAs, excluding nonaccrual purchase credit deteriorated (“PCD”) loans, to total assets[3]	0.60	0.77	0.62	0.52	0.65	0.60	0.65
NPAs to total loans and OREO	0.79	1.03	0.83	0.70	0.85	0.79	0.85
Net charge-offs to average loans outstanding[3]	0.05	0.17	0.32	0.01	0.28	0.11	0.25

Summary Performance Ratios:
Return on average assets[3]	1.00%	0.94%	0.78%	0.96%	0.87%	0.97%	0.83%
Return on average equity[3]	7.56	7.27	6.17	7.79	7.10	7.42	6.72
Return on average tangible common equity[1,3]	10.79	10.49	9.04	11.33	10.54	10.64	10.03
Efficiency ratio	61.15	60.91	67.04	61.94	59.11	61.03	60.72
Net interest margin	3.33	3.31	3.20	3.30	3.29	3.32	3.27

Selected Performance Metrics - Operating:
Diluted operating EPS[1]	$0.56	$0.54	$0.54	$0.59	$0.52	$1.10	$1.05
Pre-tax, pre-provision operating return on average assets[1,3]	1.38%	1.41%	1.28%	1.38%	1.42%	1.39%	1.42%
Pre-tax, pre-provision operating return on average loans[1,3]	1.82	1.89	1.72	1.83	1.83	1.86	1.83
Operating return on average assets[1,3]	1.00	0.96	0.93	1.00	0.91	0.98	0.93
Operating return on average tangible common equity[1,3]	10.79	10.70	10.69	11.74	10.94	10.75	11.14
Operating efficiency ratio[1]	61.15	60.62	62.98	60.63	58.41	60.88	58.57

Veritex Holdings, Inc. Capital Ratios:
Average stockholders' equity to average total assets	13.19%	12.96%	12.58%	12.31%	12.26%	13.07%	12.34%
Tangible common equity to tangible assets[1]	10.16	9.95	9.54	9.37	9.14	10.16	9.14
Tier 1 capital to average assets (leverage) [4]	10.73	10.55	10.32	10.06	10.06	10.73	10.06
Common equity tier 1 capital [4]	11.05	11.04	11.09	10.86	10.49	11.05	10.49
Tier 1 capital to risk-weighted assets [4]	11.32	11.31	11.36	11.13	10.75	11.32	10.75
Total capital to risk-weighted assets [4]	13.46	13.46	13.96	13.91	13.45	13.46	13.45
Risk-weighted assets [4]	$11,435,978	$11,318,220	$11,247,813	$11,290,800	$11,450,997	$11,435,978	$11,450,997
1 Refer to the section titled “Reconciliation of Non-GAAP Financial Measures” after the financial highlights for a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP measures.
2 Dividend amount represents dividend paid per common share subsequent to each respective quarter end.
3 Annualized ratio for quarterly metrics.
4 June 30, 2025 ratios and risk-weighted assets are estimated.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(In thousands)

	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
ASSETS
Cash and due from banks	$66,696	$81,088	$52,486	$54,165	$53,462
Interest bearing deposits in other banks	703,869	768,702	802,714	1,046,625	598,375
Cash and cash equivalents	770,565	849,790	855,200	1,100,790	651,837
Debt securities, net	1,418,804	1,463,157	1,478,538	1,423,610	1,349,354
Other investments	73,986	69,452	69,638	71,257	75,885
Loans held for sale (“LHFS”)	69,480	69,236	89,309	48,496	57,046
LHI, MW	669,052	571,775	605,411	630,650	568,047
LHI, excluding MW	8,783,988	8,828,672	8,899,133	9,028,575	9,209,094
Total loans	9,522,520	9,469,683	9,593,853	9,707,721	9,834,187
ACL	(112,262)	(111,773)	(111,745)	(117,162)	(113,431)
Bank-owned life insurance	86,048	85,424	85,324	84,776	84,233
Bank premises, furniture and equipment, net	116,642	112,801	113,480	114,202	105,222
Other real estate owned (“OREO”)	9,218	24,268	24,737	9,034	24,256
Intangible assets, net of accumulated amortization	25,006	27,974	28,664	32,825	35,817
Goodwill	404,452	404,452	404,452	404,452	404,452
Other assets	212,889	210,863	226,200	211,471	232,518
Total assets	$12,527,868	$12,606,091	$12,768,341	$13,042,976	$12,684,330
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing deposits	$2,133,294	$2,318,645	$2,191,457	$2,643,894	$2,416,727
Interest-bearing transaction and savings deposits	5,009,137	5,180,495	5,061,157	4,204,708	3,979,454
Certificates and other time deposits	2,792,750	2,679,221	2,958,861	3,625,920	3,744,596
Correspondent money market deposits	482,739	486,762	541,117	561,489	584,067
Total deposits	10,417,920	10,665,123	10,752,592	11,036,011	10,724,844
Accounts payable and other liabilities	135,647	151,579	183,944	168,415	180,585
Advances from FHLB	169,000	—	—	—	—
Subordinated debentures and subordinated notes	156,082	155,909	230,736	230,536	230,285
Total liabilities	10,878,649	10,972,611	11,167,272	11,434,962	11,135,714
Stockholders’ equity:
Common stock	617	615	613	613	612
Additional paid-in capital	1,329,803	1,329,626	1,328,748	1,324,929	1,321,995
Retained earnings	545,015	526,044	507,903	493,921	473,801
Accumulated other comprehensive loss	(38,528)	(42,170)	(65,076)	(40,330)	(76,713)
Treasury stock	(187,688)	(180,635)	(171,119)	(171,119)	(171,079)
Total stockholders’ equity	1,649,219	1,633,480	1,601,069	1,608,014	1,548,616
Total liabilities and stockholders’ equity	$12,527,868	$12,606,091	$12,768,341	$13,042,976	$12,684,330

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(In thousands, except per share data)

	For the Quarter Ended					For the Six Months Ended
	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Jun 30, 2025	Jun 30, 2024
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest income:
Loans, including fees	$149,354	$146,505	$154,998	$167,261	$166,979	$295,859	$328,921
Debt securities	16,883	17,106	16,893	15,830	15,408	33,989	29,103
Deposits in financial institutions and Fed Funds sold	8,039	9,244	11,888	12,571	7,722	17,283	15,772
Equity securities and other investments	847	870	940	1,001	1,138	1,717	2,038
Total interest income	175,123	173,725	184,719	196,663	191,247	348,848	375,834
Interest expense:
Transaction and savings deposits	48,080	45,165	44,841	47,208	45,619	93,245	92,403
Certificates and other time deposits	28,539	30,268	40,279	46,230	44,811	58,807	85,303
Advances from FHLB	113	27	130	47	1,468	140	2,859
Subordinated debentures and subordinated notes	2,056	2,824	3,328	3,116	3,113	4,880	6,227
Total interest expense	78,788	78,284	88,578	96,601	95,011	157,072	186,792
Net interest income	96,335	95,441	96,141	100,062	96,236	191,776	189,042
Provision for credit losses	1,750	4,000	2,300	4,000	8,250	5,750	15,750
Provision (benefit) for unfunded commitments	1,500	1,300	(401)	—	—	2,800	(1,541)
Net interest income after provisions	93,085	90,141	94,242	96,062	87,986	183,226	174,833
Noninterest income:
Service charges and fees on deposit accounts	5,702	5,611	5,612	5,442	4,974	11,313	9,870
Loan fees	2,735	2,495	2,265	3,278	2,207	5,230	4,717
Loss on sales of debt securities	—	—	(4,397)	—	—	—	(6,304)
Government guaranteed loan income, net	1,688	3,301	5,368	780	1,320	4,989	3,934
Customer swap income	1,550	700	509	271	326	2,250	775
Other income	1,824	2,182	699	3,335	1,751	4,006	4,248
Total noninterest income	13,499	14,289	10,056	13,106	10,578	27,788	17,240
Noninterest expense:
Salaries and employee benefits	34,957	36,624	37,446	37,370	32,790	71,581	66,155
Occupancy and equipment	4,511	4,650	4,633	4,789	4,585	9,161	9,262
Professional and regulatory fees	5,558	4,931	5,564	4,903	5,617	10,489	11,670
Data processing and software expense	5,507	5,403	5,741	5,268	5,097	10,910	9,953
Marketing	2,612	2,032	2,896	2,781	1,976	4,644	3,522
Amortization of intangibles	2,438	2,438	2,437	2,438	2,438	4,876	4,876
Telephone and communications	233	330	323	335	365	563	626
Other	11,346	10,426	12,154	12,216	10,273	21,772	19,193
Total noninterest expense	67,162	66,834	71,194	70,100	63,141	133,996	125,257
Income before income tax expense	39,422	37,596	33,104	39,068	35,423	77,018	66,816
Income tax expense	8,516	8,526	8,222	8,067	8,221	17,042	15,458
Net income	$30,906	$29,070	$24,882	$31,001	$27,202	$59,976	$51,358

Basic EPS	$0.57	$0.53	$0.46	$0.57	$0.50	$1.10	$0.94
Diluted EPS	$0.56	$0.53	$0.45	$0.56	$0.50	$1.09	$0.94
Weighted average basic shares outstanding	54,251	54,486	54,489	54,409	54,457	54,368	54,451
Weighted average diluted shares outstanding	54,766	55,123	55,237	54,932	54,823	54,944	54,832

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	For the Quarter Ended
	June 30, 2025			March 31, 2025			June 30, 2024
	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate [4]	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate [4]	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate [4]
	(Dollars in thousands)
Assets
Interest-earning assets:
Loans[1]	$8,875,970	$141,688	6.40%	$8,886,905	$140,329	6.40%	$9,344,482	$160,323	6.90%
LHI, MW	523,203	7,666	5.88	426,724	6,176	5.87	420,946	6,656	6.36
Debt securities	1,440,369	16,883	4.70	1,467,220	17,106	4.73	1,352,293	15,408	4.58
Interest-bearing deposits in other banks	707,933	8,039	4.55	827,751	9,244	4.53	560,586	7,722	5.54
Equity securities and other investments	70,779	847	4.80	70,696	870	4.99	78,964	1,138	5.80
Total interest-earning assets	11,618,254	175,123	6.05	11,679,296	173,725	6.03	11,757,271	191,247	6.54
ACL	(112,369)			(111,563)			(115,978)
Noninterest-earning assets	933,328			938,401			937,413
Total assets	$12,439,213			$12,506,134			$12,578,706

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand and savings deposits	$5,502,672	$48,080	3.50%	$5,449,091	$45,165	3.36%	$4,570,329	$45,619	4.01%
Certificates and other time deposits	2,742,655	28,539	4.17	2,726,309	30,268	4.50	3,591,035	44,811	5.02
Advances from FHLB and Other	9,813	113	4.62	2,333	27	4.69	106,648	1,468	5.54
Subordinated debentures and subordinated notes	155,985	2,056	5.29	191,638	2,824	5.98	230,141	3,113	5.44
Total interest-bearing liabilities	8,411,125	78,788	3.76	8,369,371	78,284	3.79	8,498,153	95,011	4.50

Noninterest-bearing liabilities:
Noninterest-bearing deposits	2,244,745			2,345,586			2,346,908
Other liabilities	142,925			170,389			192,036
Total liabilities	10,798,795			10,885,346			11,037,097
Stockholders’ equity	1,640,418			1,620,788			1,541,609
Total liabilities and stockholders’ equity	$12,439,213			$12,506,134			$12,578,706

Net interest rate spread[2]			2.29%			2.24%			2.04%
Net interest income and margin[3]		$96,335	3.33%		$95,441	3.31%		$96,236	3.29%

1 Includes average outstanding balances of LHFS of $62.2 million, $66.3 million and $58.5 million for the quarters ended June 30, 2025, March 31, 2025, and June 30, 2024, respectively, and average balances of LHI, excluding MW.
2 Net interest rate spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
3 Net interest margin is equal to net interest income divided by average interest-earning assets.
4 Yields and rates for the quarter are annualized

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(In thousands, except percentages)

	For the Six Months Ended
	June 30, 2025			June 30, 2024
	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate [4]	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate [4]
Assets
Interest-earning assets:
Loans[1]	$8,881,407	$282,017	6.40%	$9,314,148	$317,908	6.86%
LHI, MW	475,230	13,842	5.87	350,252	11,013	6.32
Debt securities	1,453,721	33,989	4.71	1,323,644	29,103	4.42
Interest-bearing deposits in other banks	767,511	17,283	4.54	572,589	15,772	5.54
Equity securities and other investments	70,738	1,717	4.89	77,616	2,038	5.28
Total interest-earning assets	11,648,607	348,848	6.04	11,638,249	375,834	6.49
ACL	(111,969)			(114,104)
Noninterest-earning assets	935,850			933,229
Total assets	$12,472,488			$12,457,374

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand and savings deposits	$5,476,030	$93,245	3.43%	$4,604,887	$92,403	4.04%
Certificates and other time deposits	2,734,527	58,807	4.34	3,437,385	85,303	4.99
Advances from FHLB and Other	6,094	140	4.63	103,819	2,859	5.54
Subordinated debentures and subordinated notes	173,713	4,880	5.67	230,011	6,227	5.44
Total interest-bearing liabilities	8,390,364	157,072	3.78	8,376,102	186,792	4.48

Noninterest-bearing liabilities:
Noninterest-bearing deposits	2,294,887			2,351,112
Other liabilities	156,580			192,422
Total liabilities	10,841,831			10,919,636
Stockholders’ equity	1,630,657			1,537,738
Total liabilities and stockholders’ equity	$12,472,488			$12,457,374

Net interest rate spread[2]			2.26%			2.01%
Net interest income and margin[3]		$191,776	3.32%		$189,042	3.27%
1 Includes average outstanding balances of LHFS of $64.2 million and $56.2 million for the six months ended June 30, 2025 and 2024, respectively, and average balances of LHI, excluding MW.
2 Net interest rate spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
3 Net interest margin is equal to net interest income divided by average interest-earning assets.
4 Yields and rates for the six month periods are annualized

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(Unaudited)
Yield Trend

	For the Quarter Ended					For the Six Months Ended
	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Jun 30, 2025	Jun 30, 2024
Average yield on interest-earning assets:
Loans[1]	6.40%	6.40%	6.56%	6.89%	6.90%	6.40%	6.86%
LHI, MW	5.88	5.87	5.83	6.75	6.36	5.87	6.32
Total Loans	6.37	6.38	6.53	6.89	6.88	6.38	6.84
Debt securities	4.70	4.73	4.61	4.55	4.58	4.71	4.42
Interest-bearing deposits in other banks	4.55	4.53	4.87	5.41	5.54	4.54	5.54
Equity securities and other investments	4.80	4.99	5.18	5.25	5.80	4.89	5.28
Total interest-earning assets	6.05%	6.03%	6.15%	6.49%	6.54%	6.04%	6.49%

Average rate on interest-bearing liabilities:
Interest-bearing demand and savings deposits	3.50%	3.36%	3.57%	4.00%	4.01%	3.43%	4.04%
Certificates and other time deposits	4.17	4.50	4.83	5.00	5.02	4.34	4.99
Advances from FHLB and other	4.62	4.69	4.88	5.73	5.54	4.63	5.54
Subordinated debentures and subordinated notes	5.29	5.98	5.74	5.38	5.44	5.67	5.44
Total interest-bearing liabilities	3.76%	3.79%	4.12%	4.46%	4.50%	3.78%	4.48%

Net interest rate spread[2]	2.29%	2.24%	2.03%	2.03%	2.04%	2.26%	2.01%
Net interest margin[3]	3.33%	3.31%	3.20%	3.30%	3.29%	3.32%	3.27%
1Includes average outstanding balances of LHFS of $62.2 million, $66.3 million, $46.4 million, $54.3 million and $58.5 million for the three months ended June 30, 2025, March 31, 2025, December 31, 2024, September 30, 2024, and June 30, 2024, respectively and $64.2 million and $56.2 million for the six months ended June 30, 2025 and June 30, 2024 respectively, and average balances of LHI, excluding MW.
2 Net interest rate spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
3 Net interest margin is equal to net interest income divided by average interest-earning assets.

Supplemental Yield Trend

	For the Quarter Ended					For the Six Months Ended
	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Jun 30, 2025	Jun 30, 2024
Average cost of interest-bearing deposits	3.73%	3.74%	4.07%	4.44%	4.46%	3.73%	3.33%
Average costs of total deposits, including noninterest-bearing	2.93	2.91	3.16	3.42	3.46	2.92	2.48

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(Unaudited)

LHI and Deposit Portfolio Composition

	Jun 30, 2025		Mar 31, 2025		Dec 31, 2024		Sep 30, 2024		Jun 30, 2024
	(Dollars in thousands)
LHI[1]
Commercial and Industrial (“C&I”)	$2,692,209	30.6%	$2,717,037	30.7%	$2,693,538	30.2%	$2,728,544	30.2%	$2,798,260	30.4%
Real Estate:
Owner occupied commercial (“OOCRE”)	800,881	9.1	795,808	9.0	780,003	8.8	807,223	8.9	806,285	8.7
Non-owner occupied commercial (“NOOCRE”)	2,311,466	26.3	2,266,526	25.6	2,382,499	26.7	2,338,094	25.9	2,369,848	25.7
Construction and land	1,142,457	13.0	1,214,260	13.7	1,303,711	14.7	1,436,540	15.8	1,536,580	16.7
Farmland	31,589	0.4	31,339	0.4	31,690	0.4	32,254	0.4	30,512	0.3
1-4 family residential	1,086,342	12.3	1,021,293	11.6	957,341	10.7	944,755	10.5	917,402	10.0
Multi-family residential	718,946	8.2	782,412	8.9	750,218	8.4	738,090	8.2	748,740	8.1
Consumer	8,796	0.1	8,597	0.1	9,115	0.1	11,292	0.1	9,245	0.1
Total LHI[1]	$8,792,686	100%	$8,837,272	100%	$8,908,115	100%	$9,036,792	100%	$9,216,872	100%

MW	669,052		571,775		605,411		630,650		568,047

Total LHI[1]	$9,461,738		$9,409,047		$9,513,526		$9,667,442		$9,784,919

Total LHFS	69,480		69,236		89,309		48,496		57,046

Total loans	$9,531,218		$9,478,283		$9,602,835		$9,715,938		$9,841,965

Deposits
Noninterest-bearing	$2,133,294	20.5%	$2,318,645	21.7%	$2,191,457	20.4%	$2,643,894	24.0%	$2,416,727	22.5%
Interest-bearing transaction	603,861	5.8	863,462	8.1	839,005	7.8	421,059	3.8	523,272	4.9
Money market	3,856,812	37.0	3,730,446	35.0	3,772,964	35.1	3,462,709	31.4	3,268,286	30.5
Savings	548,464	5.3	586,587	5.5	449,188	4.2	320,940	2.9	187,896	1.8
Certificates and other time deposits	2,792,750	26.8	2,679,221	25.1	2,958,861	27.5	3,625,920	32.8	3,744,596	34.9
Correspondent money market accounts	482,739	4.6	486,762	4.6	541,117	5.0	561,489	5.1	584,067	5.4
Total deposits	$10,417,920	100%	$10,665,123	100%	$10,752,592	100%	$11,036,011	100%	$10,724,844	100%

Total loans to deposits ratio	91.5%		88.9%		89.3%		88.0%		91.8%

Total loans to deposit ratio, excluding MW loans and LHFS	84.4%		82.9%		82.8%		81.9%		85.9%

1 Total LHI does not include deferred fees of $8.7 million, $8.6 million, $9.0 million, $8.2 million and $7.8 million at June 30, 2025, March 31, 2025, December 31, 2024, September 30, 2024 and June 30, 2024, respectively.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(Unaudited)
Asset Quality

	For the Quarter Ended					For the Six Months Ended
	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Jun 30, 2025	Jun 30, 2024
	(Dollars in thousands)
NPAs:
Nonaccrual loans	$61,142	$69,188	$52,521	$55,335	$58,537	$61,142	$58,537
Nonaccrual PCD loans[1]	196	196	—	70	73	196	73
Accruing loans 90 or more days past due[2]	4,641	3,249	1,914	2,860	143	4,641	143
Total nonperforming loans held for investment (“NPLs”)	65,979	72,633	54,435	58,265	58,753	65,979	58,753
Other real estate owned (“OREO”)	9,218	24,268	24,737	9,034	24,256	9,218	24,256
Total NPAs	$75,197	$96,901	$79,172	$67,299	$83,009	$75,197	$83,009

Charge-offs:
1-4 family residential	$—	$—	$—	$—	$(31)	$—	$(31)
Multifamily	—	—	—	—	(198)	—	(198)
OOCRE	—	—	—	—	—	—	(120)
NOOCRE	(215)	(3,090)	(5,113)	—	(1,969)	(3,305)	(6,262)
C&I	(1,571)	(918)	(4,586)	(2,259)	(5,601)	(2,489)	(6,547)
Consumer	(55)	(212)	(420)	(54)	(30)	(267)	(101)
Total charge-offs	$(1,841)	$(4,220)	$(10,119)	$(2,313)	$(7,829)	$(6,061)	$(13,259)

Recoveries:
1-4 family residential	$1	$21	$2	$3	$—	$22	$1
OOCRE	186	—	—	—	120	186	120
NOOCRE	—	—	1,323	—	—	—	—
C&I	131	32	1,047	1,962	361	163	457
MW	—	—	—	46	—	—	—
Consumer	262	195	30	33	497	457	546
Total recoveries	$580	$248	$2,402	$2,044	$978	$828	$1,124

Net charge-offs	$(1,261)	$(3,972)	$(7,717)	$(269)	$(6,851)	$(5,233)	$(12,135)

Provision for credit losses	$1,750	$4,000	$2,300	$4,000	$8,250	$5,750	$15,750

ACL	$112,262	$111,773	$111,745	$117,162	$113,431	$112,262	$113,431

Asset Quality Ratios:
NPAs to total assets	0.60%	0.77%	0.62%	0.52%	0.65%	0.60%	0.65%
NPAs, excluding nonaccrual PCD loans, to total assets	0.60	0.77	0.62	0.52	0.65	0.60	0.65
NPAs to total LHI and OREO	0.79	1.03	0.83	0.70	0.85	0.79	0.85
NPLs to total LHI	0.70	0.77	0.57	0.60	0.60	0.70	0.60
NPLs, excluding nonaccrual PCD loans, to total LHI	0.70	0.77	0.57	0.60	0.60	0.70	0.60
ACL to total LHI	1.19	1.19	1.18	1.21	1.16	1.19	1.16
ACL to total LHI, excluding MW	1.28	1.27	1.25	1.30	1.23	1.28	1.23
Net charge-offs to average loans outstanding[3]	0.05	0.17	0.32	0.01	0.28	0.11	0.25
1 Nonaccrual PCD loans consist of PCD loans that transitioned upon adoption of ASC 326 Financial Instruments - Credit Losses and were accounted for on a pooled basis that have subsequently been placed on nonaccrual status.
2 Accruing loans greater than 90 days past due exclude purchase credit deteriorated loans greater than 90 days past due that are accounted for on a pooled basis.
3 Annualized ratio for quarterly metrics.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

We identify certain financial measures discussed in this earnings release as being “non-GAAP financial measures.” In accordance with SEC rules, we classify a financial measure as being a non-GAAP financial measure if that financial measure excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are included or excluded, as the case may be, in the most directly comparable measure calculated and presented in accordance with GAAP, in our statements of income, balance sheets or statements of cash flows. Non-GAAP financial measures do not include operating and other statistical measures or ratios calculated using exclusively either one or both of (i) financial measures calculated in accordance with GAAP and (ii) operating measures or other measures that are not non-GAAP financial measures.

The non-GAAP financial measures that we present in this earnings release should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which we calculate the non-GAAP financial measures that we present in this earnings release may differ from that of other companies reporting measures with similar names. You should understand how such other financial institutions calculate their financial measures that appear to be similar or have similar names to the non-GAAP financial measures we have discussed in this earnings release when comparing such non-GAAP financial measures.

Tangible Book Value Per Common Share. Tangible book value is a non-GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) tangible common equity as total stockholders’ equity less goodwill and core deposit intangibles, net of accumulated amortization; and (b) tangible book value per common share as tangible common equity (as described in clause (a)) divided by number of common shares outstanding. For tangible book value per common share, the most directly comparable financial measure calculated in accordance with GAAP is book value per common share.

We believe that this measure is important to many investors in the marketplace who are interested in changes from period to period in book value per common share exclusive of changes in core deposit intangibles. Goodwill and other intangible assets have the effect of increasing total book value while not increasing our tangible book value.

The following table reconciles, as of the dates set forth below, total stockholders’ equity to tangible common equity and presents our tangible book value per common share compared with our book value per common share:

	As of
	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024
	(Dollars in thousands, except per share data)
Tangible Common Equity
Total stockholders' equity	$1,649,219	$1,633,480	$1,601,069	$1,608,014	$1,548,616
Adjustments:
Goodwill	(404,452)	(404,452)	(404,452)	(404,452)	(404,452)
Core deposit intangibles	(13,868)	(16,306)	(18,744)	(21,182)	(23,619)
Tangible common equity	$1,230,899	$1,212,722	$1,177,873	$1,182,380	$1,120,545
Common shares outstanding	54,265	54,297	54,517	54,446	54,350

Book value per common share	$30.39	$30.08	$29.37	$29.53	$28.49
Tangible book value per common share	$22.68	$22.33	$21.61	$21.72	$20.62

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

Tangible Common Equity to Tangible Assets. Tangible common equity to tangible assets is a non-GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) tangible common equity as total stockholders’ equity, less goodwill and core deposit intangibles, net of accumulated amortization; (b) tangible assets as total assets less goodwill and core deposit intangibles, net of accumulated amortization; and (c) tangible common equity to tangible assets as tangible common equity (as described in clause (a)) divided by tangible assets (as described in clause (b)). For tangible common equity to tangible assets, the most directly comparable financial measure calculated in accordance with GAAP is total stockholders’ equity to total assets.

We believe that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period in common equity and total assets, in each case, exclusive of changes in core deposit intangibles. Goodwill and other intangible assets have the effect of increasing both total stockholders’ equity and assets while not increasing our tangible common equity or tangible assets.

The following table reconciles, as of the dates set forth below, total stockholders’ equity to tangible common equity and total assets to tangible assets and presents our tangible common equity to tangible assets:

	As of
	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024
	(Dollars in thousands)
Tangible Common Equity
Total stockholders' equity	$1,649,219	$1,633,480	$1,601,069	$1,608,014	$1,548,616
Adjustments:
Goodwill	(404,452)	(404,452)	(404,452)	(404,452)	(404,452)
Core deposit intangibles	(13,868)	(16,306)	(18,744)	(21,182)	(23,619)
Tangible common equity	$1,230,899	$1,212,722	$1,177,873	$1,182,380	$1,120,545
Tangible Assets
Total assets	$12,527,868	$12,606,091	$12,768,341	$13,042,976	$12,684,330
Adjustments:
Goodwill	(404,452)	(404,452)	(404,452)	(404,452)	(404,452)
Core deposit intangibles	(13,868)	(16,306)	(18,744)	(21,182)	(23,619)
Tangible Assets	$12,109,548	$12,185,333	$12,345,145	$12,617,342	$12,256,259
Tangible Common Equity to Tangible Assets	10.16%	9.95%	9.54%	9.37%	9.14%

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

Return on Average Tangible Common Equity. Return on average tangible common equity is a non-GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) net income available for common stockholders adjusted for amortization of core deposit intangibles (which we refer to as “return”) as net income, plus amortization of core deposit intangibles, less tax benefit at the statutory rate; (b) average tangible common equity as total average stockholders’ equity less average goodwill and average core deposit intangibles, net of accumulated amortization; and (c) return (as described in clause (a)) divided by average tangible common equity (as described in clause (b)). For return on average tangible common equity, the most directly comparable financial measure calculated in accordance with GAAP is return on average equity.

We believe that this measure is important to many investors in the marketplace who are interested in the return on common equity, exclusive of the impact of core deposit intangibles. Goodwill and core deposit intangibles have the effect of increasing total stockholders’ equity while not increasing our tangible common equity. This measure is particularly relevant to acquisitive institutions that may have higher balances in goodwill and core deposit intangibles than non-acquisitive institutions.

The following table reconciles, as of the dates set forth below, average tangible common equity to average common equity and net income available for common stockholders adjusted for amortization of core deposit intangibles, net of taxes to net income and presents our return on average tangible common equity:

	For the Quarter Ended					For the Six Months Ended
	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Jun 30, 2025	Jun 30, 2024
	(Dollars in thousands)
Net income available for common stockholders adjusted for amortization of core deposit intangibles
Net income	$30,906	$29,070	$24,882	$31,001	$27,202	$59,976	$51,358
Adjustments:
Plus: Amortization of core deposit intangibles	2,438	2,438	2,437	2,438	2,438	4,876	4,876
Less: Tax benefit at the statutory rate	512	512	512	512	512	1,024	1,024
Net income available for common stockholders adjusted for amortization of core deposit intangibles	$32,832	$30,996	$26,807	$32,927	$29,128	$63,828	$55,210

Average Tangible Common Equity
Total average stockholders' equity	$1,640,418	$1,620,788	$1,604,335	$1,583,401	$1,541,609	$1,630,657	$1,537,738
Adjustments:
Average goodwill	(404,452)	(404,452)	(404,452)	(404,452)	(404,452)	(404,452)	(404,452)
Average core deposit intangibles	(15,467)	(17,904)	(20,342)	(22,789)	(25,218)	(16,679)	(26,437)
Average tangible common equity	$1,220,499	$1,198,432	$1,179,541	$1,156,160	$1,111,939	$1,209,526	$1,106,849
Return on Average Tangible Common Equity (Annualized)	10.79%	10.49%	9.04%	11.33%	10.54%	10.64%	10.03%

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

Operating Earnings, Pre-tax, Pre-provision Operating Earnings and performance metrics calculated using Operating Earnings and Pre-tax, Pre-provision Operating Earnings, including Diluted Operating Earnings per Share, Operating Return on Average Assets, Pre-tax, Pre-Provision Operating Return on Average Assets, Pre-tax, Pre-Provision Operating Return on Average Loans, Operating Return on Average Tangible Common Equity and Operating Efficiency Ratio. Operating earnings, pre-tax, pre-provision operating earnings and the performance metrics calculated using these metrics, listed below, are non-GAAP measures used by management to evaluate the Company’s financial performance. We calculate (a) operating earnings as net income plus BOLI 1035 exchange charges, plus severance payments, plus loss on sales of debt securities available for sale (“AFS”), net, plus FDIC special assessment, less tax impact of adjustments, plus nonrecurring tax adjustments. We calculate (b) diluted operating earnings per share as operating earnings as described in clause (a) divided by weighted average diluted shares outstanding. We calculate (c) pre-tax, pre-provision operating earnings as operating earnings as described in clause (a) plus provision for income taxes, plus provision (benefit) for credit losses and unfunded commitments. We calculate (d) pre-tax, pre-provision operating return on average assets as pre-tax, pre-provision operating earnings as described in clause (a) divided by total average assets. We calculate (e) operating return on average assets as operating earnings as described in clause (a) divided by total average assets. We calculate (f) operating return on average tangible common equity as operating earnings as described in clause (a), adjusted for the amortization of intangibles and tax benefit at the statutory rate, divided by total average tangible common equity (average stockholders’ equity less average goodwill and average core deposit intangibles, net of accumulated amortization). We calculate (g) operating efficiency ratio as noninterest expense plus adjustments to operating noninterest expense divided by noninterest income plus adjustments to operating noninterest income, plus net interest income.

We believe that these measures and the operating metrics calculated utilizing these measures are important to management and many investors in the marketplace who are interested in understanding the ongoing operating performance of the Company and provide meaningful comparisons to its peers.

The following tables reconcile, as of the dates set forth below, operating net income and pre-tax, pre-provision operating earnings and related metrics:

	For the Quarter Ended					For the Six Months Ended
	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Jun 30, 2025	Jun 30, 2024
	(Dollars in thousands, except per share data)
Operating Earnings
Net income	$30,906	$29,070	$24,882	$31,001	$27,202	$59,976	$51,358
Plus: BOLI 1035 exchange charges[1]	—	517	—	—	—	517	—
Plus: Severance payments[2]	—	—	1,545	1,487	613	—	613
Plus: Loss on sales of AFS securities, net	—	—	4,397	—	—	—	6,304
Plus: FDIC special assessment	—	—	—	—	134	—	134
Operating pre-tax income	30,906	29,587	30,824	32,488	27,949	60,493	58,409
Less: Tax impact of adjustments	—	109	1,248	307	166	109	1,489
Plus: Nonrecurring tax adjustments	—	229	193	—	527	229	527
Operating earnings	$30,906	$29,707	$29,769	$32,181	$28,310	$60,613	$57,447

Weighted average diluted shares outstanding	54,766	55,123	55,237	54,932	54,823	54,944	54,832
Diluted EPS	$0.56	$0.53	$0.45	$0.56	$0.50	$1.09	$0.94
Diluted operating EPS	$0.56	$0.54	$0.54	$0.59	$0.52	$1.10	$1.05

1Represents non-recurring charges for the completion of a 1035 exchange of BOLI contracts.
2Severance payments relate to certain restructurings made during the periods disclosed.

	For the Quarter Ended					For the Six Months Ended
(Dollars in thousands)	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Jun 30, 2025	Jun 30, 2024
Pre-Tax, Pre-Provision Operating Earnings
Net income	$30,906	$29,070	$24,882	$31,001	$27,202	$59,976	$51,358
Plus: Provision for income taxes	8,516	8,526	8,222	8,067	8,221	17,042	15,458
Plus: Provision for credit losses and unfunded commitments	3,250	5,300	1,899	4,000	8,250	8,550	14,209
Plus: Severance payments[3]	—	—	1,545	1,487	613	—	613
Plus: Loss on sale of AFS securities, net	—	—	4,397	—	—	—	6,304
Plus: BOLI 1035 exchange charges[2]	—	517	—	—	—	517	—
Plus: FDIC special assessment	—	—	—	—	134	—	134
Pre-tax, pre-provision operating earnings	$42,672	$43,413	$40,945	$44,555	$44,420	$86,085	$88,076

Average total assets	$12,439,213	$12,506,134	$12,750,972	$12,861,918	$12,578,706	$12,472,488	$12,457,374
Pre-tax, pre-provision operating return on average assets[1]	1.38%	1.41%	1.28%	1.38%	1.42%	1.39%	1.42%

Average loans	$9,399,173	$9,313,629	$9,449,565	$9,661,774	$9,765,428	$9,356,637	$9,664,400
Pre-tax, pre-provision operating return on average loans[1]	1.82%	1.89%	1.72%	1.83%	1.83%	1.86%	1.83%

Average total assets	$12,439,213	$12,506,134	$12,750,972	$12,861,918	$12,578,706	$12,472,488	$12,457,374
Return on average assets[1]	1.00%	0.94%	0.78%	0.96%	0.87%	0.97%	0.83%
Operating return on average assets[1]	1.00	0.96	0.93	1.00	0.91	0.98	0.93

Operating earnings adjusted for amortization of core deposit intangibles
Operating earnings	$30,906	$29,707	$29,769	$32,181	$28,310	$60,613	$57,447
Adjustments:
Plus: Amortization of core deposit intangibles	2,438	2,438	2,437	2,438	2,438	4,876	4,876
Less: Tax benefit at the statutory rate	512	512	512	512	512	1,024	1,024
Operating earnings adjusted for amortization of core deposit intangibles	$32,832	$31,633	$31,694	$34,107	$30,236	$64,465	$61,299

Average Tangible Common Equity
Total average stockholders' equity	$1,640,418	$1,620,788	$1,604,335	$1,583,401	$1,541,609	$1,630,657	$1,537,738
Adjustments:
Less: Average goodwill	(404,452)	(404,452)	(404,452)	(404,452)	(404,452)	(404,452)	(404,452)
Less: Average core deposit intangibles	(15,467)	(17,904)	(20,342)	(22,789)	(25,218)	(16,679)	(26,437)
Average tangible common equity	$1,220,499	$1,198,432	$1,179,541	$1,156,160	$1,111,939	$1,209,526	$1,106,849
Operating return on average tangible common equity[1]	10.79%	10.70%	10.69%	11.74%	10.94%	10.75%	11.14%

Efficiency ratio	61.15%	60.91%	67.04%	61.94%	59.11%	61.03%	60.72%
Operating efficiency ratio
Net interest income	$96,335	$95,441	$96,141	$100,062	$96,236	$191,776	$189,042
Noninterest income	13,499	14,289	10,056	13,106	10,578	27,788	17,240
Plus: BOLI 1035 exchange charges[2]	—	517	—	—	—	517	—
Plus: Loss on sale of AFS securities, net	—	—	4,397	—	—	—	6,304
Operating noninterest income	13,499	14,806	14,453	13,106	10,578	28,305	23,544
Noninterest expense	67,162	66,834	71,194	70,100	63,141	133,996	125,257
Less: FDIC special assessment	—	—	—	—	134	—	134
Less: Severance payments[3]	—	—	1,545	1,487	613	—	613
Operating noninterest expense	$67,162	$66,834	$69,649	$68,613	$62,394	$133,996	$124,510
Operating efficiency ratio	61.15%	60.62%	62.98%	60.63%	58.41%	60.88%	58.57%
1 Annualized ratio for quarterly metrics.
2Represents non-recurring charges for the completion of a 1035 exchange of BOLI contracts.
3Severance payments relate to certain restructurings made during the periods disclosed.